CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly report of Piezo Instruments, Inc. on Form 10-QSB for the period ending June 30, 2002, as filed with the Securities and Exchange Comission on the date hereof (the "Report"), I Ralph M. Wilkerson, Secretary, Treasurer and Director of the Company certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date: 8/14/02                           /S/ RALPH M. WILKERSON
                                        Ralph M. Wilkerson, Secretary, Treasurer
                                        and Director